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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Director Option Plan, of our reports with respect to the consolidated financial statements and schedule of Brocade Communications Systems, Inc. included in the Final Registration Statement (Form S-1), filed with the Securities and Exchange Commission on May 25, 1999.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
San Jose, California
August 11, 1999